EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-64072, 333-29999, 333-70815, 333-84837 and
333-40332)  and  on Forms S-3 (No 333-62010 and 333-82354) of Genus, Inc. of our
report dated February 11, 2002, except as to the fourth paragraph of Note 6, which is as of March 27, 2002, relating to financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2002, relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 28, 2002


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